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              QUESTIONS AND ANSWERS REGARDING THE ACQUISITION OF
                      THE PHARMACEUTICAL BUSINESS OF BASF

On December 15, 2000, Abbott Laboratories issued a press release and held an analyst meeting in New York to announce the company's acquisition of BASF's global pharmaceutical business, including the Knoll Pharmaceutical unit, for $6.9 billion in cash. This meeting was available live via Webcast and audio conference call, and an archived version can be found on Abbott's web site at www.abbott.com.

During this meeting, certain questions were asked regarding the strategic rationale for the transaction and how this acquisition is expected to enhance Abbott's future financial performance.

Following are questions and answers intended to supplement information discussed during the meeting. The company cautions that some of this information is forward-looking and that actual results may differ materially from the estimates given in this document.

             PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 ---
               A CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
     Some of the statements made in this news release, particularly those with respect to earnings projections, financial conditions, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, and plans and objectives of management are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Exhibit 99.1 of our 1999 Form 10-K and in our periodic reports on Form 10-Q and Form 8-K, which are incorporated by reference. We undertake no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

WHAT IS ABBOTT'S STRATEGIC RATIONALE FOR THE KNOLL ACQUISITION?
Abbott's total pharmaceutical business will approximate $7 BILLION in 2001, including products from the Pharmaceutical, International, Hospital, and Ross divisions. The acquisition of Knoll will increase Abbott's critical mass in pharmaceuticals to approximately $9 billion.

The acquisition will also build critical mass in Abbott's R&D, sales force and infrastructure, and enhance the company's scientific capability through advanced new technology platforms and late-stage and marketed pharmaceutical products. These enhancements will improve Abbott's longer-term sales growth prospects while adding earnings accretion in the near term.

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WHAT WILL THIS ACQUISITION MEAN TO ABBOTT'S PHARMACEUTICAL R&D?
This acquisition adds approximately $300 million in additional pharmaceutical research and development spending, increasing Abbott's $650 million global pharmaceutical R&D budget by nearly 50 percent. These incremental funds will be used to develop both Abbott and Knoll compounds.

The acquisition will also add an advanced human monoclonal antibody technology platform that can be leveraged across multiple Abbott therapeutic franchises (auto-immunity, cancer, and cardiovascular). This will also allow Abbott to establish a new therapeutic franchise in auto-immune and inflammatory disorders.

HOW DOES THIS ACQUISITION ENHANCE ABBOTT'S SALES FORCE?
This acquisition will increase the U.S. pharmaceutical sales force by more than 15 percent (450 reps), double the European sales force (to 2,700 total reps), and augment the sales forces in Japan and other areas of the world.

WHAT ARE YOUR SALES ASSUMPTIONS AND SALES FORECASTS REGARDING KNOLL?
Abbott estimates that Knoll's annualized 2000 sales will be in the range of $2.0 to $2.1 billion; 2001 sales will be approximately $2.1 billion (based on an estimated closing in the first quarter of 2001, Abbott expects to book about $1.5 billion in 2001); and, 2002 sales will be $2.2 to $2.3 billion. By 2005, Abbott projects sales will grow to approximately $2.6 billion. In summary, Abbott projects Knoll's sales to grow in the mid-single digits.

WHAT ARE YOUR ASSUMPTIONS REGARDING THE LAUNCH OF D2E7?
D2E7 is Knoll's late-stage development drug for rheumatoid arthritis. Abbott's financial model assumes Abbott will file the drug with the FDA in mid to late 2002, with an estimated market launch in mid to late 2003.

WHY DO THE SALES GROWTH ASSUMPTIONS FOR KNOLL REMAIN MODERATE IN 2004 AND 2005 DESPITE THE ANTICIPATED LAUNCH OF D2E7?
D2E7 is anticipated to launch in 2003 and reach peak sales three to four years out. The sales performance of D2E7 will be partially offset by the declining sales of mature products in the base business.

WHY AREN'T KNOLL SALES GROWING MORE RAPIDLY IN 2001?
Abbott has assumed in its model that there will be inventory destocking in the marketplace by distributors and wholesalers related to the acquisition. This will reduce Knoll's sales by approximately $100 million. In-market sales are forecasted to grow approximately 5 percent in 2001.

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HAS ABBOTT ASSUMED ANY SALES SYNERGIES AS A RESULT OF THE KNOLL ACQUISITION?
Abbott has not assumed any sales synergies in these projections.

WHAT ARE YOUR ASSUMPTIONS REGARDING EARNINGS FOR KNOLL IN 2001 AND 2002? Abbott projects Knoll's 2001 annualized EBITA (earnings before interest, taxes and amortization) will be approximately $400 million (approximately 20 percent of sales). Based on an estimated closing in the first quarter of 2001, Abbott expects to book close to $300 million of this estimated $400 million in EBITA. Abbott projects that Knoll's EBITA for 2002 will grow to approximately $650 million before Abbott's cost elimination synergies. This growth is driven by increased volume, recapturing sales from destocking, improved product mix, and other operational efficiencies, including the continued impact of Knoll's Program 20 restructuring initiatives. It is anticipated that Abbott's cost elimination synergies from facility rationalization and expense and headcount reductions will generate approximately $175 million of savings by 2002. As a result, Abbott estimates that EBITA plus these synergies will yield a margin of approximately 36 percent by 2002.

Based on Abbott's due diligence, the company estimates that the Knoll businesses it is acquiring have generated approximately a mid-teens EBITA margin in 2000.

WHAT ARE ABBOTT'S ASSUMPTIONS FOR COST ELIMINATION SYNERGIES BY YEAR?
By the time we close the transaction, Knoll's Program 20 will have saved an estimated $100 million. Abbott has identified further cost eliminations of approximately $70 million in 2001, $175 million in 2002, and $250 million in 2003 and beyond.

WHAT IS THE EARNINGS ACCRETION/DILUTION OF THE ACQUISITION BEFORE ONE-TIME CHARGES?
Abbott estimates that the acquisition will be 12 cents dilutive in 2001 and accretive thereafter under current U.S. GAAP accounting. On a cash earnings-per-share basis, after excluding goodwill, intangibles, and one-time charges, the acquisition is estimated to be 1 cent dilutive in 2001, and approximately 17 cents accretive in 2002.


WHAT ARE THE ONE-TIME CHARGES ASSOCIATED WITH THE ACQUISITION?
Abbott estimates one-time charges in 2001 of 53 cents. These charges include 40 cents for in-process R&D (approximately $1 billion pretax), 10 cents for inventory step-up (approximately $240 million pretax) and 3 cents for integration (approximately $75 million pretax). The valuation of these items, as well as goodwill and intangibles, is preliminary and subject to confirmation by independent appraisers/auditors.

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WHAT ARE YOUR ASSUMPTIONS REGARDING GOODWILL AMORTIZATION AND INTANGIBLES?
Abbott estimates that the acquisition will result in approximately $2 billion in goodwill, amortized over 20 years. Intangibles of approximately $3.8 billion will be amortized over 13.6 years. Abbott estimates annual amortization of goodwill and intangibles of approximately $375 million.

WHAT TAX RATE HAS ABBOTT ASSUMED FOR THE ACQUISITION?
Abbott's financial model for the acquisition assumes an effective tax rate percentage in the high 30s in 2001 and an effective tax rate percentage in the low 30s in 2002 and thereafter. This rate will be incorporated into Abbott's overall effective tax rate.

WHAT ARE THE FINANCING ASSUMPTIONS?
Abbott assumes the $6.9 billion acquisition price will be funded with cash on hand and external borrowings with an anticipated overall cost of funds of
6.10 percent to 6.15 percent.











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